Exhibit 3.2

BYLAWS
OF
AUGUSTA GOLD CORP.

(A Nevada Corporation)

These Bylaws are promulgated pursuant to the Chapter 78 of the Nevada Revised Statutes, as amended, of the State of Nevada (the “NRS”) and the Articles of Incorporation (the “Articles of Incorporation”) of Augusta Gold Corp. (the “Corporation”).

ARTICLE I

STOCKHOLDERS

1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year at a place (either within or without the State of Nevada), day, and time to be set by the Board of Directors and stated in the notice of the annual meeting.

1.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chair of the Board, the Chief Executive Officer, or the President, to be held at such time and place as the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President may prescribe.

1.3 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders (or, subject to Section 1.9 below, any adjournment thereof), the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than twenty-one (21) days nor more than sixty (60) days prior to the meeting. If no such record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, then the close of business on the day next preceding the day on which notice is given shall be the record date for such determination of stockholders. If no notice is given because all stockholders entitled to notice have waived notice, then the record date for the determination of stockholders entitled to notice of or to vote at a meeting shall be at the close of business on the date next preceding the day on which the meeting is held. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except as provided in Section 1.9 of these Bylaws. If no notice is given because stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent have signed a consent, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the consent.

1.4 Advanced Notification of Business to be Transacted at Meetings of Stockholders. To be properly brought before the annual or any special meeting of the stockholders, any business to be transacted at an annual or special meeting of stockholders must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.4 and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and (ii) who complies with the advance notice procedures set forth in this Section 1.4. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.5, and this Section 1.4 shall not be applicable to nominations. A stockholder of the Corporation may bring a matter (other than a nomination of a candidate for election as a director) before a meeting of stockholders or for action by written consent without a meeting only if such stockholder matter is a proper matter for stockholder action and such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Corporation to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified in this Bylaw Section 1.4.

In the case of an annual meeting of stockholders, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors not less than ninety (90) days nor more than one hundred and twenty (120) days before the first anniversary of the date on which the Corporation held its annual meeting of stockholders in the immediately preceding year; and provided however, (A) in the case of an annual meeting of stockholders that is called for a date which is not within thirty days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, or (B) in the event that the Corporation did not have an annual meeting of stockholders in the prior year, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors not more than five (5) days after the date the Corporation shall have (w) mailed notice to its stockholders that an annual meeting of stockholders will be held or (x) issued a press release, or (y) filed a report with the Securities and Exchange Commission (which for purposes of these Bylaws shall include any and all filings of the Corporation made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the SEC), or (z) otherwise publicly disseminated notice that an annual meeting of stockholders will be held; provided, further, that if the annual meeting is to be held on a date that is less than fifty (50) days after the first public announcement of the date of the annual meeting, such written proposal must be received by the Board of Directors not more than ten (10) days following such public announcement.

In the case of a special meeting of stockholders, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors not more than fifteen (15) days after the earlier of the date the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held, issued a press release, filed a report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

In the case of stockholder action by written consent, the stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal.

To be in proper written form, a stockholder’s notice to the Board of Directors must set forth as to each matter such stockholder proposes to bring before a meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Securities and Exchange Commission Rule 13d-1) or of record by such stockholder; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (vi) a description of all agreements, arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (vii) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder has or shares a right to vote any shares of any security of the Corporation; (viii) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (ix) any pending or threatened litigation in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (x) any material transaction occurring during the prior twelve months between such stockholder, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (xi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (xii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder.

If a written notice of a proposal of a stockholder matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in this Bylaw or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a stockholder matter of such failure or deficiency in the written notice of presentation of a stockholder matter and such stockholder shall have five (5) days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

Only stockholder matters submitted in accordance with the foregoing provisions of this Bylaw shall be eligible for presentation at such meeting of stockholders or for action by written consent without a meeting, and any stockholder matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders or by written consent without a meeting. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.4, and if such officer shall so determine, such officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

This Section 1.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4. Nothing in this Section 1.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.5 Advance Notification of Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. All nominations of persons for election to the Board of Directors shall be made at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.5 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the advance notice procedures set forth in this Section 1.5. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

In the case of an annual meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than thirty (30) days nor more than sixty-five (65) days before the date of the annual meeting; provided, further, that if the annual meeting is to be held on a date that is less than fifty (50) days after the first public announcement of the date of the annual meeting, such written proposal must be received by the Board of Directors not more than ten (10) days following such public announcement.

In the case of a special meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not more than fifteen (15) days after the earlier of the date that the Corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

In the case of stockholder action by written consent with respect to the election by stockholders of a candidate as director, the stockholder seeking to have the stockholders elect such candidate by written consent shall submit a written proposal of nomination to the Board of Directors.

To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Securities and Exchange Commission Rule 13d-1) or of record by the person, if any; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (vi) the written consent of each person so proposed to serve as a director if nominated and elected as a director; (vii) any direct or indirect voting commitments or other arrangements of such person with respect to their actions as a director; and (viii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings of the proposing stockholder required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(b) as to the stockholder giving the notice: (i) the name and record address of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Securities and Exchange Commission Rule 13d-1) or of record by such stockholder; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between such stockholder and each proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to the Regulations of the Securities and Exchange Commission if such stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings of the proposing stockholder required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information (which may include attending meetings to discuss the furnished information) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.5.

If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a nominating committee established by it, to contain the information specified in the preceding paragraph of this Bylaw or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder(s) making such nomination of such failure or deficiency in the written proposal of nomination and such nominating stockholder shall have five (5) days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.5. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the provisions of this Section 1.5, and if such officer shall also determine, such officer shall so declare to the meeting that any such defective nomination shall be disregarded.

1.6 Notice of Meetings. Except as otherwise provided below, the Secretary, Assistant Secretary, or any transfer agent of the Corporation shall give, in any manner permitted by law, not less than twenty-one (21) nor more than sixty (60) days before the date of any meeting of stockholders, written notice stating the place, day, and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, to each stockholder of record entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state with reasonable clarity the purpose or purposes for which the meeting is called and the general nature of the business proposed to be transacted at the meeting.

No business other than that within the purpose or purposes specified in the notice may be transacted at a special meeting.

If the business to be conducted at any meeting includes any proposed merger, or any proposed sale, lease, or exchange of all or substantially all of the property and assets (including goodwill and corporate franchises) of the Corporation, then the written notice shall state that the purpose or one of the purposes is to consider the proposed plan of merger, sale, lease, or exchange, as the case may be, shall describe the proposed action with reasonable clarity and written notice of such meeting shall be given to each stockholder of record, whether or not entitled to vote at such meeting, not less than twenty-one (21) days before such meeting.

If mailed, notice to a stockholder shall be effective when mailed, with first-class postage thereon prepaid, correctly addressed to the stockholder at the stockholder’s address as it appears on the current record of stockholders of the Corporation. Otherwise, written notice shall be effective at the earliest of the following: (a) when received; or (b) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. An affidavit of the mailing or other means of giving any notice of any stockholders meeting, executed by the Secretary, Assistant Secretary, or any transfer or other agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

1.7 Waiver of Notice. A stockholder may waive notice of any meeting at any time, either before or after such meeting. Except as provided below, the waiver must be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance at a meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened. A stockholder waives objection to consideration of a particular matter that is not within the purpose or purposes described in the meeting notice unless the stockholder objects to considering the matter when it is presented.

1.8 Quorum. A quorum shall exist at any meeting of stockholders if one-third (1/3) of the votes entitled to be cast is represented in person or by proxy; provided, however, that where a separate vote by class or series or classes or series is required, one-third (1/3) of the outstanding shares of such class or series or classes or series represented in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.9 Adjourned Meetings. An adjournment or adjournments of any stockholders meeting, whether by reason of the failure of a quorum to attend or otherwise, may be taken to such date, time, and place as the Chair of the meeting may determine without new notice being given if the date, time, and place of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than thirty (30) days from the date set for the original meeting, a new record date or record dates for the adjourned meeting shall be fixed and a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting, in accordance with the provisions of Section 1.3 of these Bylaws. In addition, if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, a new record date for notice of such adjourned meeting shall be fixed and a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting, in accordance with Section 1.3 of these Bylaws. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors are elected.

1.10 Voting. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period of up to seven years), and, unless the Articles of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. In the election of directors, a plurality of the votes present at the meeting shall elect and, for greater certainty, this means that stockholders may cast a vote “for” or “withheld” for each director nominee and the nominees with the most votes cast “for” fill the available seats on the Board of Directors until the number of Directors as set forth in Section 2.2 of these Bylaws have been elected. Any other action shall be authorized by a majority of the votes cast except where the Articles of Incorporation or the NRS prescribes a different percentage of votes and/or a different exercise of voting power. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast on a matter determined to be non-routine under applicable law, rules and regulations.

1.11 Stockholders’ List for Meeting. The Corporation shall cause to be prepared an alphabetical list of the names of all of its stockholders who are entitled to vote at a stockholders meeting or any adjournment thereof. The stockholders’ list must be available for inspection by any stockholder at the meeting. Such list shall be produced and kept open at the time and place of the meeting. During such period, and during the whole time of the meeting, the stockholders’ list shall be subject to the inspection of any stockholder, or the stockholder’s agent or attorney, for any purpose germane to the meeting. Failure to comply with the requirements of this Section 1.11 shall not affect the validity of any action taken at the meeting.

1.13 Conduct of the Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chair of the Board, if any, the Vice-Chair of the Board, if any, the Chief Executive Officer, the President, a Vice President, a chair for the meeting chosen by the Board of Directors, or, if none of the foregoing is in office and present and acting, by a chair to be chosen by the stockholders. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chair for the meeting shall appoint a secretary of the meeting. Subject to Section 11.2 of the Bylaws, the Board of Directors may adopt before a meeting such rules for the conduct of the meeting, including an agenda and limitations on the number of speakers and the time which any speaker may address the meeting, as the Board of Directors determines to be necessary or appropriate for the orderly and efficient conduct of the meeting. Subject to any rules for the conduct of the meeting adopted by the Board of Directors, the person presiding at the meeting may also adopt, before or at the meeting, rules for the conduct of the meeting.

1.14 Inspector of Elections. Before any meeting of stockholders, the Board of Directors may appoint an inspector of elections to act at the meeting and any adjournment thereof. If no inspector of elections is so appointed by the Board, then the Chair of the meeting may appoint an inspector of elections to act at the meeting and any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, then the Chair of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. The inspector of elections may appoint or retain other persons or entities to assist him or her in the performance of his or her duties.

Such inspector of elections shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination of the inspector of elections; and

(e) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots.

1.15 Action Without Meeting. Unless otherwise restricted by the Nevada Articles of Incorporation, any action required or permitted to be taken at any meeting of the Corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon and shall be delivered to the Corporation.

1.16 Meetings Through Electronic Communications. Unless otherwise required by applicable law or the Articles of Incorporation, stockholders may participate in a meeting of the stockholders by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 1.16 constitutes presence in person at the meeting.

ARTICLE II

BOARD OF DIRECTORS

2.1 Responsibility of Board of Directors. The business and affairs and property of the Corporation shall be managed under the direction of a Board of Directors. A Director shall discharge the duties of a Director, including duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation.

2.2 Number of Directors; Qualification. The Board of Directors shall consist of one (1) to fifteen (15) Directors. The exact number of Directors of the Corporation shall be fixed from time to time by a majority of the total number of Directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires. No Director need be a stockholder of the Corporation or a resident of the State of Nevada. Each Director must be at least eighteen (18) years of age. The number of directors may be increased or decreased by action of the stockholders or of the Board of Directors.

2.3 Term; Vacancies. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Except as otherwise provided by law or in the Articles of Incorporation, any vacancy occurring in the Board of Directors (whether caused by resignation, death, or otherwise) may be filled by the affirmative vote of a majority of the Directors present at a meeting of the Board at which a quorum is present, or, if the Directors in office constitute less than a quorum, by the affirmative vote of a majority of all of the Directors in office. Notice shall be given to all of the remaining Directors that such vacancy will be filled at the meeting. A Director elected to fill any vacancy shall hold office until the next meeting of stockholders at which Directors are elected, and until his or her successor shall have been elected and qualified.

2.4 Removal. Except as otherwise provided in the Articles of Incorporation, one or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, by the holders of two-thirds (66 2/3%) of the votes entitled to be cast at an election of directors; provided, that if a Director (or the entire Board) has been elected by one or more voting groups, only those voting groups may participate in the vote as to removal; provided further, that if the Articles of Incorporation grants stockholders the right to cumulate their votes in the election of Directors, if less than the entire Board of Directors is to be removed, no Director may be removed without cause if the votes cast against such Director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of Directors, at an election of the class of Directors of which such Director is a part.

2.5 Resignation. A Director may resign at any time by delivering written notice to the Board of Directors, its Chair of the Board (if one be appointed), the Chief Executive Officer, the President, or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.6 Annual Meeting. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the annual stockholders meeting or any special stockholders meeting at which a Board is elected unless some other time shall be specified by resolution of the Board of Directors. Such meeting shall be held at the same place as such stockholders meeting unless some other place shall be specified by resolution of the Board of Directors.

2.7 Regular Meetings. Regular meetings of the Board of Directors may be held at such place, day, and time as shall from time to time be fixed by resolution of the Board without notice other than the delivery of such resolution as provided in Section 2.9 below.

2.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President or the Chair of the Board (if one be appointed) or any two or more Directors, to be held at such place, day, and time as specified by the person or persons calling the meeting.

2.9 Notice of Meeting. Notice of the place, day, and time of any meeting of the Board of Directors for which notice is required shall be given, by written, oral, or any other mode of notice (including email) at least twenty-four hours prior to the meeting, by the Secretary or an Assistant Secretary, or by the person or persons calling the meeting, in any manner permitted by law, including orally. Any oral notice given by personal communication over the telephone or otherwise may be communicated either to the Director or to a person at the office of the Director who, the person giving the notice has reason to believe, will promptly communicate it to the Director. Notice shall be deemed to have been given on the earliest of (a) the day of actual receipt, (b) five (5) days after the day on which written notice is deposited in the United States mail or by reputable overnight delivery service, as evidenced by the postmark, with first-class postage prepaid, and correctly addressed, or (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

No notice of any regular meeting need be given if the place, day, and time thereof have been fixed by resolution of the Board of Directors and a copy of such resolution has been given to each Director, either by personally delivering the copy to the Director at least two (2) days, or by depositing the copy in the United States mail or by reputable overnight delivery service with first class postage prepaid and correctly addressed to the Director at the Director’s address as it appears on the records of the Corporation at least five (5) days (as evidenced by the postmark), prior to the day of the first meeting held in pursuance thereof.

Notice of a meeting of the Board of Directors need not be given to any Director if it is waived by the Director in writing, whether before or after such meeting is held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law, the Articles of Incorporation, or these Bylaws.

A Director’s attendance at or participation in a meeting shall constitute a waiver of notice of such meeting except when a Director attends or participates in a meeting for the express purpose of objecting on legal grounds prior to or at the beginning of the meeting (or promptly upon the Director’s arrival) to the holding of the meeting or the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. Any meeting of the Board of Directors shall be a legal meeting if all of the Directors have received valid notice thereof, are present without objecting, or waive notice thereof, or any combination thereof.

2.10 Quorum of Directors. Except in particular situations where a lesser number is expressly permitted by law, and unless a greater number is required by the Articles of Incorporation or these Bylaws, a majority of the number of Directors specified in or fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, that if the number of Directors in office at any time is less than the number specified in or fixed in accordance with these Bylaws, then a quorum shall consist of a majority of the number of Directors in office.

Directors at a meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, provided such withdrawal does not reduce the number of Directors attending the meeting below the level of a quorum.

A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. If the meeting is adjourned for more than forty eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 2.9 of these Bylaws, to the Directors who were not present at the time of the adjournment.

2.11 Dissent by Directors. Any Director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to the holding of, or the transaction of business at, the meeting; or unless the Director’s dissent or abstention shall be entered in the minutes of the meeting; or unless the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the Corporation within a reasonable time after the adjournment of the meeting. Such right to dissent or abstention shall not be available to any Director who votes in favor of such action.

2.12 Action by Directors Without a Meeting. Any action required by law to be taken or which may be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the Directors and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same effect as a meeting vote. Action taken under this section is effective when the last Director signs the consent, unless the consent specifies a later effective date.

2.13 Telephonic Meetings. Except as may be otherwise restricted by the Articles of Incorporation, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.14 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, and may be paid a fixed sum or a stated salary as a Director, for attendance at each meeting of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

2.15 Committees. The Board of Directors, by resolution adopted by the greater of (a) a majority of all of the Directors in office, or (b) the number of Directors required by the Articles of Incorporation or these Bylaws to take action may from time to time create, and appoint individuals to, one or more committees, each committee to consist of one (1) or more Directors. Committees of Directors may exercise the authority of the Board of Directors to the extent specified by such resolution or in the Articles of Incorporation or these Bylaws. However, no committee shall:

(a) approve or adopt, or recommend to stockholders, any action or matter expressly required to be submitted to stockholders for approval; or

(b) adopt, amend, or repeal Bylaws.

Committees shall be governed by the same provisions as govern the meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements, and standards of conduct of the Board of Directors. The Executive Committee (if one be established) shall meet periodically between meetings of the full Board. All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose at the office of the Corporation.

ARTICLE III

OFFICERS

3.1 Appointment. The officers of the Corporation shall be appointed annually by the Board of Directors at its annual meeting held after the annual meeting of the stockholders. If the appointment of officers is not held at such meeting, such appointment shall be held as soon thereafter as a Board meeting conveniently may be held. Except in the case of death, resignation, or removal, each officer shall hold office until the next annual meeting of the Board and until his or her successor is appointed and qualified.

3.2 Qualification. None of the officers of the Corporation need be a Director, except as specified below. Any two or more of the corporate offices may be held by the same person.

3.3 Officers Enumerated. Except as otherwise provided by resolution of the Board of Directors, the officers of the Corporation and their respective powers and duties shall be as follows:

3.3.1 Chair of the Board. The Chair of the Board (if such an officer be appointed) shall be a Director and shall perform such duties as shall be assigned to him or her by the Board of Directors and in any employment agreement. The Chair shall preside at all meetings of the stockholders and at all meetings of the Board at which he or she is present. The Chair may sign deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or is otherwise required by law to be signed by some other officer or in some other manner. If the Chief Executive Officer dies or becomes unable to act, the Chair shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the Chief Executive Officer.

3.3.2 Chief Executive Officer. Subject to such supervisory powers as may be given by the Board of Directors to the Chair of the Board (if such an officer be appointed), the Chief Executive Officer shall supervise and control all of the assets, business, and affairs of the Corporation. The Chief Executive Officer may sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or is otherwise required by law to be signed by some other officer or in some other manner. The Chief Executive Officer shall vote the shares owned by the Corporation in other corporations, domestic or foreign, unless otherwise prescribed by law or resolution of the Board of Directors. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chair of the Board, the Chief Executive Officer, if a Director, shall preside over all meetings of the stockholders and over all meetings of the Board of Directors. The Chief Executive Officer shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, and other officers of the Corporation as he or she deems necessary. If there is no President appointed by the Board of Directors, the Chief Executive Officer will also be the President of the Corporation.

3.3.3 President. Subject to such supervisory powers as may be given by the Board of Directors to the Chief Executive Officer (if such an officer be appointed), the President shall be the second ranking executive officer of the Corporation after the Chief Executive Officer and shall supervise and control all of the assets, business, and affairs of the Corporation as directed by the Chief Executive Officer. The President may sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, and other instruments, except when the signing thereof has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or is otherwise required by law to be signed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

3.3.4 Vice Presidents. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws, the Chief Executive Officer, the President, or the Chair of the Board (if one be appointed). Vice Presidents may when required by law or authorized by these Bylaws or resolution of the Board of Directors, sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, and other instruments.

3.3.5 Secretary. The Secretary shall:

(a) have responsibility for preparing minutes of meetings of the stockholders and the Board of Directors, to be kept in a book for that purpose, and for authenticating records of the Corporation;

(b) see that all notices are duly given in accordance with the provisions of Sections 1.3, 1.6, 2.3, 2.9, 2.10, and 2.15 of these Bylaws and as required by law;

(c) be custodian of the corporate records and seal of the Corporation, if one be adopted;

(d) keep a register of the post office address of each stockholder and Director;

(e) attest certificates for shares of the Corporation;

(f) have general charge of the stock transfer books of the Corporation;

(g) when required by law or authorized by these Bylaws or resolution of the Board of Directors, sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, and other instruments; and

(h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or President or the Board of Directors.

In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

3.3.6 Chief Financial Officer and Treasurer. The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer. The Treasurer shall:

(a) have charge and custody of and be responsible for all funds and securities of the Corporation;

(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in banks, trust companies, or other depositories selected in accordance with the provisions of these Bylaws;

(c) when required by law or authorized by these Bylaws or resolution of the Board of Directors, sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, and other instruments; and

(d) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer, the President or the Board of Directors.

In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

3.4 Delegation. In case of the absence or inability to act of any officer of the Corporation and of each person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or other person whom it may select.

3.5 Resignation. Any officer may resign at any time by delivering written notice to the Corporation. Any such resignation shall take effect at the time the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified therein, acceptance of such resignation by the Corporation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

3.6 Removal. Any officer or agent may be removed by the Board of Directors with or without cause. An officer empowered to appoint another officer or assistant officer also has the power with or without cause to remove any officer or assistant officer he or she would have the power to appoint whenever in his or her judgment the best interests of the Corporation would be served thereby. The removal of an officer or agent shall be without prejudice to the contract rights, if any, of the Corporation or the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

3.7 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office, or any other cause may be filled by the Board of Directors for the unexpired portion of the term or for a new term established by the Board of Directors.

3.8 Other Officers and Agents. Such other officers and assistant officers as may be deemed necessary or advisable may be appointed by the Board of Directors or, to the extent provided in Section 3.3.2 above, by the Chief Executive Officer. Such other officers and assistant officers shall hold office for such periods, have such authorities, and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such assistant officers or agents and to prescribe their respective terms of office, authorities, and duties.

3.9 Compensation. Compensation, if any, for officers and other agents and employees of the Corporation shall be determined by the Board of Directors, or by a committee or officer appointed by the Board. No officer shall be prevented from receiving compensation in such capacity by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE IV

CONTRACTS, CHECKS AND DRAFTS

4.1 Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Subject to the limitations set forth in Sections 78.140 of the NRS, to the extent applicable:

(a) The Corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its Directors and stockholders and with corporations, associations, firms, and entities in which they are or may be or become interested as Directors, officers, stockholders, members, or otherwise.

(b) Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the Director’s or stockholder’s having an interest in the contract or transaction.

4.2 Checks, Drafts, Etc. All checks, drafts, and other orders for the payment of money, notes, and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as may be determined from time to time by resolution of the Board of Directors.

4.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Treasurer, subject to the direction of the Board of Directors, may select.

ARTICLE V
STOCK

5.1 Issuance of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and, if the consideration is in a form other than cash, the determination of the value of the consideration.

5.2 Certificates. The Corporation’s shares may but need not be represented by certificates. The rights and obligations of stockholders are identical whether or not their shares are represented by certificates. Share certificates shall be numbered in the order of their issue and shall be signed by or in the name of the Corporation by (i) the Chief Executive Officer, President or a Vice President and (ii) the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue. Each certificate that is subject to any restriction on the transfer or registration of transfer of shares shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. If the Corporation is authorized to issue different classes of shares or different series within a class, each certificate shall have on its face or back a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights.

5.3 Stock Records. The Corporation or its agent shall maintain at the registered office or principal office of the Corporation, or at the office of the transfer agent or registrar of the Corporation, if one be designated by the Board of Directors, a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares showing the number and class of shares held by each. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

5.4 Restrictions on Transfer. The Board of Directors shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

5.5 Transfers. Registration of transfers of shares shall be made only upon the share transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States or province of Canada, and may employ an agent or agents to keep such register and to record transfers of shares therein. Certificated shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No certificated shares shall be transferred on the records of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation or to its transfer agent or registrar. Uncertificated shares shall be transferred upon receipt by the Corporation of a written request for transfer signed by the stockholder. The Board of Directors may make further rules and regulations concerning the transfer and registration of shares.

ARTICLE VI

RECORDS OF CORPORATE MEETINGS

The Corporation shall keep, as permanent records, minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation. The Corporation shall keep at its principal office a copy of the minutes of all stockholders meetings that have occurred, and records of all action taken by stockholders without a meeting, within the past three (3) years. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or stockholders when certified by the President or Secretary.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year unless otherwise expressly determined by the Board of Directors.

ARTICLE VIII

DISTRIBUTIONS

Subject to any limitation in the Articles of Incorporation, the Board of Directors may from time to time authorize, and the Corporation may make purchases or redemptions of its shares, to the extent permitted by the NRS. In addition, subject to any limitation in the Articles of Incorporation, the Board of Directors may from time to time authorize, and the Corporation may declare and pay, dividends, to the extent permitted by the NRS.

Directors under whose administration a violation of the NRS occurred in relation to any dividend or distribution shall be jointly and severally liable, at any time within three (3) years after such violation to the lesser of the full amount of the distribution made or of any loss sustained by the Corporation by reason of the distribution.

ARTICLE IX

INDEMNIFICATION OF OFFICERS AND DIRECTORS

9.1 Indemnification. To the fullest extent permitted by Nevada law, as now or hereinafter in effect, the Corporation shall indemnify any director, officer, agent or employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. However, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that such person has been successful on the merits or otherwise in defense of any proceeding subject to the Nevada indemnification laws, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Company may, by action of the Board and to the extent provided in such action, indemnify employees, agents and other persons as though they were indemnified parties.

9.2 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred by such person in that capacity or arising from such person’s status as a Director, officer, employee or agent, whether or not the Corporation would have power to indemnify such person against such liability or expenses.

9.3 Amendments to the NRS. If, after the effective date of this Article IX, the NRS is amended to authorize further indemnification of directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the NRS.

9.4 Nonexclusive Contract Right. To the extent permitted by law, the rights to indemnification and advance of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise. The right to indemnification conferred in this Article IX shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article IX shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

9.5 Severability. If any provision of this Article IX or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article IX, and the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby.

ARTICLE X

CORPORATE SEAL

The Board of Directors may, but shall not be required to, adopt a corporate seal for the Corporation in such form and with such inscription as the Board may determine. If such a corporate seal shall at any time be so adopted, the application of or the failure to apply such seal to any document or instrument shall have no effect upon the validity or invalidity of such document or instrument under otherwise applicable principles of law.

ARTICLE XI

MISCELLANY

11.1 Communications by Facsimile. To the extent permitted by applicable law, whenever these Bylaws require notice, consent, or other communication to be delivered for any purpose, transmission by phone, wire, wireless equipment or electronic mail which transmits a facsimile of such communication shall constitute sufficient delivery for such purpose. Such communication shall be deemed to have been received by or in the possession of the addressee upon completion of the transmission.

11.2 Rules of Order. The rules contained in the most recent edition of Robert’s Rules of Order, Revised, shall govern all meetings of stockholders and Directors where those rules are not inconsistent with the Articles of Incorporation or these Bylaws, subject to the following:

(a) The Chair of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the Chair. If the Chair in his or her absolute discretion deems it advisable to dispense with the rules of parliamentary procedure for any meeting or any part thereof, the Chair shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the Chair may quit the chair and announce the adjournment of the meeting; upon so doing, the meeting shall be deemed immediately adjourned, subject to being reconvened in accordance with these Bylaws, as the case may be.

(c) The Chair may ask or require that anyone not a bona fide stockholder or proxy leave a meeting of stockholders.

(d) A resolution or motion at a meeting of stockholders shall be considered for vote only if proposed by a stockholder or duly authorized proxy, but shall not require to be seconded.

11.3 Construction. Within these Bylaws, words of any gender shall be construed to include any other gender, and words in the singular or plural number shall be construed to include the plural or singular, respectively, unless the context otherwise requires.

11.4 Severability. If any provision of these Bylaws or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of these Bylaws, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

11.5 Notices To And From Directors And Stockholders. to the extent permitted by applicable law, notices to Directors and stockholders from the Corporation and from Directors and stockholders to the Corporation may be provided by a form of electronic transmission (in a manner consistent with the NRS). Similarly where the By-laws provide for or require action by “written” consent or in a “writing”, to the extent permitted by applicable law, such consent or action may be either in a tangible medium or by means of electronic transmission. Subject to contrary provisions in the NRS, notice to stockholders or Directors in an electronic transmission shall be effective only with respect to stockholders and Directors that have consented to receive electronically transmitted notices and that have designated in the consent the address, location, or system to which these notices may be electronically transmitted and with respect to a notice that otherwise complies with any other requirements of the NRS and any applicable federal law.

A stockholder or Director who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a written revocation to the Corporation.

The consent of any stockholder or Director is revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the consent, and (b) this inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent, or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

ARTICLE XII

AMENDMENT OF BYLAWS

Except as may be provided in the Articles of Incorporation, and subject to the NRS, the By-laws of the Corporation may be amended or repealed, or new By-laws may be adopted, by: (a) the stockholders, even though the By-laws may also be amended or repealed, or new By-laws may also be adopted, by the Board of Directors; or (b) subject to the power of the stockholders of the Corporation to amend or repeal the By-laws, the Board of Directors, unless such power is reserved, by the Articles of Incorporation or by law, exclusively to the stockholders in whole or in part or unless the stockholders, in adopting, amending or repealing a particular By-law, provide expressly that the Board of Directors may not amend or repeal that Bylaw. Any officer of the Corporation may authenticate a restatement of the Bylaws and all amendments thereto adopted in the manner provided above.